                                                                    Exhibit 23.3




Independent Auditors' Consent

To the Board of Directors and Stockholders of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.
New York, New York

We consent to the use in this Amendment No. 1 to the Registration Statement of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc., on Form S-4 of our report dated April 30, 1998, on the Statements of Operations of Millbrook Distribution Services Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
December 29, 1998
New York, New York